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                            SCHEDULE 14C INFORMATION
             INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Check the appropriate box:

     [X] Preliminary information statement  [ ] Confidential, for Use of the
                                                Commission Only
                                                (as permitted by Rule
                                                14-c5(d)(2))

     [ ] Definitive information statement
                                   COMC, INC.
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                  (Name of Registrant as Specified in Charter)

Payment of filing fee (Check the appropriate box):

     [X] $125 per Exchange Act Rule 0-11(c)(1)(ii), or 14-c-5(g).

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

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                                   COMC, INC.
                           400 N. GLENOAKS BOULEVARD
                           BURBANK, CALIFORNIA 91602
                            ------------------------

                             INFORMATION STATEMENT
                            ------------------------

     This Information Statement is furnished by the Board of Directors of COMC, Inc., an Illinois corporation (the "Company"), to inform the shareholders of the Company of the approval of certain corporate actions. This Information Statement
and the accompanying materials will be mailed on or about             , 1997 to
holders of record of Common Stock, par value $.01 ("Common Stock"), of the Company as of the record date. The record date for determining shareholders entitled to receive this Information Statement has been established as the close of business on April 25, 1997. On that date, the Company had outstanding and entitled to vote 12,498,107 shares of Common Stock. Specifically, this Information Statement relates to the following corporate actions:

          1. Shareholders' approval of an amendment to the Company's Certificate of Incorporation effectuating a one for four reverse split of the issued and outstanding Common Stock.

          2. Shareholders' approval of an amendment to the Company's Certificate of Incorporation authorizing the issuance of Preferred Stock.

          3. Shareholders' approval of an Agreement of Merger whereby the Company will change its state of incorporation from Illinois to Delaware pursuant to a "migratory merger" that will merge the Company into COMC, Inc., a Delaware corporation.

          4. Shareholders' ratification of the appointment of Hollander, Gilbert & Co. as the Company's independent auditors for the fiscal year ending December 31, 1997.

     During April 1997 the Company's largest shareholder, who is the owner of 10,000,000 shares of Common Stock (or 80%), consented to the matters set forth herein. As a result, the corporate actions were approved by the two-thirds majority required by law and no further votes will be needed. In accordance with the applicable provisions of Illinois law, a consent with respect to the above
enumerated corporate actions will be executed on or about             [no less
than five days after distribution of this information statement]. Unless indicated otherwise, numbers of shares set forth herein do not account for the reverse stock split.

     Shareholders are entitled to dissent from the merger described under "Merger into Delaware Company" and they have the right to obtain payment in cash of the fair value of their shares. Included in this Information Statement are instructions with respect to a demand for payment. Shareholders who fail to return to the Company in a timely manner the notice of election to dissent lose the right to obtain payment for their shares. A form of election to dissent has been included in this mailing. See "Right to Dissent and Appraisal Rights of Shareholders Objecting to the Proposed Merger."

                   WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY
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                                  INTRODUCTION

GENERAL

     COMC, Inc., an Illinois corporation (the "Company") was incorporated in December 1978 under the name Automedix Sciences, Inc. Initially, its purpose was the research and development of medical technologies for the treatment of cancer and other conditions. Because the Company was unable to raise capital to continue the clinical trials with respect to the medical device for cancer treatment which it had designed, in the spring of 1992, it ceased its operations. As a consequence, the Board of Directors of the Company began to investigate the possibility of a new business direction and to search for viable acquisition or merger candidates which would enable the Company to maximize value to shareholders.

     In November 1996, the Company consummated the acquisition of Complete Communications, Inc., a California corporation ("CCI"), in consideration for the issuance of 10,000,000 shares of Common Stock to John Ackerman, the sole shareholder of CCI. As a result of this transaction, Mr. Ackerman acquired 80% of the Company's securities. In connection with this transaction, the Company changed its name to COMC, Inc.

DESCRIPTION OF THE COMPANY'S BUSINESS

     The Company, through CCI, provides voice and data services to major companies that are undergoing changes in their telecommunication and data communication infrastructures.

     The Company's objective is to take advantage of the opportunities created by a number of circumstances. First, in order to remain competitive, an increasing number of companies are introducing computers into their business. Second, prior generations of computer equipment are becoming obsolete and must be upgraded or replaced. Third, deregulation of the telecommunication industry is creating the need for new systems that will enable the integration of the computer, broadcasting, multi-media and cable industries. The Company believes that CCI offers a low-cost alternative to similar services offered by larger and more established telecommunications companies. In addition, by focusing on reducing the time it takes to respond to clients' needs, it has been able to develop a strong client base. Nevertheless, the Company is aware that the computer and telecommunications businesses are highly competitive. There can be no assurance that the Company will be able to compete effectively with entities many of which are older and more established in this area and possess greater financial and other resources than the Company.

     The Company assists its clients by being a full-service provider in the area of computer networks and telephone systems. Specifically, it provides, among other things, services in the following areas:

          Telecommunications Solutions -- The Company sells and provides support and consulting services with respect to telecommunications systems. It designs network solutions for remote access and video and desktop conferencing and provides installation and service of both digital and analog telephone systems. CCI is an authorized dealer for major telecommunications companies including AT&T.

          LAN/WAN Solutions -- The Company designs, implements and maintains LAN and WAN networks, including installation and configuration of computer hardware and software. It also offers hardware and software solutions for mainframe and PC platforms.

          Premise Wiring Services -- The Company offers complete wiring services, including voice data, fiber and video system application design, installation and management services. Its technical personnel participates in continuous certification programs offered by companies such as AT&T and Pacific Bell.

          Help Desk Solutions -- The Company offers continuous 24-hour-a-day telephone support to its clients in the areas of computer networks and telecommunications. In addition, it provides outsourcing services in the area of telemarketing.

          Internet Business Solutions -- The Company provides services in connection with the design, implementation and maintenance of web pages on the internet. It attempts to improve the inter-active capabilities of a particular design and provides, through third parties, credit card clearing services that it believes are reliable and secure.

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     The Company provides services to education, entertainment, finance and health care markets with a large client base that includes Bank of America, Cedar Sinai Medical Center, The Walt Disney Company, Warner Bros., City of Pasadena and the Burbank Unified School District. There is currently a concentration of activity within the finance sector. Although the Company believes that this area is a growing source of revenues, there can be no assurance that the growth of this sector will continue at the current rate.

     CCI's revenues are generated by the sale of equipment and by services provided in almost equal proportions. For the fiscal year ended December 31, 1996, CCI generated total revenues of $3,033,583. Its gross profits for the same period were $891,452 with a loss before income taxes of $120,099. Fiscal year ended December 31, 1995 reflected revenues of $3,081,440 with gross profits of $1,323,657 and income before income taxes of $312,408.

SALES AND MARKETING

     The Company believes long-term relationships with new and existing customers are the most effective way of attaining its business objectives. Going forward the plan is to sell, through a proactive campaign, to expand its customer base. The Company intends to hire additional sales personnel. It is anticipated that such salesmen will be compensated strictly on a commission basis utilizing leads generated through referrals, periodic mailings, telemarketing and cold calls. In addition, the Company intends to grow its business and expand its customer base through acquisitions.

POTENTIAL ACQUISITIONS

     In December 1996 the Company entered into a letter of intent with Able Cable, Inc. ("ACI"), a provider of interconnect services relating to voice and data communications systems. Under the terms of the letter of intent, the Company will acquire ACI in consideration for a cash payment of $1,000,000 and the issuance of Common Stock as well as payments in the amount of $960,000 over a period of four years under employment and consulting agreements to be entered into with the principals of ACI. Compilations provided to the Company indicate that during its most recent fiscal year ACI generated revenues of $6.8 million, while pre tax-profits amounted to $267,000. Consummation of the transaction is contingent upon financing arrangements and the satisfactory completion of the Company's due diligence investigation of ACI's affairs, neither of which can be assured at this time.

     In April 1997, the Company entered into a letter of intent providing for a business combination with ICF Communications Systems, Inc. ("ICF"). Pursuant to the letter of intent, the Company will acquire ICF for a total consideration of $12.1 million of which $9.6 million is payable in cash with the balance to be paid through the issuance of Common Stock. Approximately $8 million is due at the closing. Additional payments will be made annually over a two-year period from the closing. It is currently anticipated that two of ICF's principals will enter into employment agreements with the Company. ICF is a telephony service provider based in the San Francisco area. According to compilations provided to the Company, during its most recent fiscal year ICF generated revenues of approximately $15 million. Its pre-tax profits during this period aggregated approximately $1.3 million. Consummation of the transaction is contingent, among other things, upon financing arrangements and the satisfactory completion of the Company's due diligence investigation of ACI's affairs, neither of which can be assured at this time.

     CCI is reviewing other companies as possible acquisitions candidates at this time as well.

COMPETITION

     The Company believes that it competes with entities with significantly larger financial and other resources than the Company's, including AT&T, Pacific Bell and U.S. Sprint. However, the Company believes that the services offered by these companies are generally higher priced than the services provided by the Company. In addition, these companies are mostly focused on large customers.

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     Also, there are a number of smaller companies with whom the Company competes directly. The Company believes that most of these companies focus on one aspect of the business only. As a result, some of these companies provide hardware only or deliver exclusively cable and wire services.

EMPLOYEES

     As of March 25, 1997, the Company employed approximately 43 persons of whom three are executive personnel, one acts as administrative support and 39 are involved in operations.

DESCRIPTION OF PROPERTY

     The Company leases approximately 3,500 square feet of space in an office building located at 400 N. Glenoaks Boulevard, Burbank, California at a monthly rent of approximately $3,500. The Company is investigating the possibility of relocating its offices. The expiration of its current lease is March 2000 with an option to extend for five years. In addition, it leases approximately 1,000 square feet at a warehouse nearby at a monthly rent of $290 on a month to month basis.

LEGAL PROCEEDINGS

     The Company is not involved in any material legal proceedings.

                    AMENDMENTS TO ARTICLES OF INCORPORATION

     The Board of Directors of the Company has adopted a proposal declaring advisable amendments to the Articles of Incorporation of the Company (i) to effectuate a one for four reverse split of the Company's currently issued and outstanding Common Stock and (ii) to authorize the issuance of Preferred Stock (together, the "Amendments"). The Company is currently authorized to issue 40,000,000 shares of Common Stock, $.01 par value. The number of shares of Common Stock the Company is authorized to issue will not be affected by the Amendments. As of the date hereof, there are issued and outstanding 12,498,107 shares of Common Stock. Adoption of the reverse stock split will reduce the presently issued and outstanding shares of Common Stock to 3,124,527. Any fractional interests resulting from the reverse stock split will be rounded up to the next higher whole number of shares.

     The number of issued shares after the reverse stock split is approximate. Except for changes resulting from the reverse stock split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed reverse stock split.

     The Articles of Incorporation of the Company, as amended in accordance with the proposed provisions described herein, will be substantially similar to the Certificate of Incorporation of the surviving corporation in the Merger described under "Merger into Delaware Company" and will greatly facilitate the Merger.

THE AMENDMENTS

  Reverse Stock Split

     Adoption of the reverse stock split will reduce the presently issued and outstanding shares of Common Stock from 12,498,107 to approximately 3,124,527. There currently exists no active trading market for the Company's securities. Nevertheless, the Company believes that, if and when an active trading market develops, the decrease in the number of shares of Common Stock outstanding as a consequence of the proposed reverse stock split should increase the per share price of the Common Stock, which may encourage greater interest in the Common Stock and possibly promote greater liquidity for the Company's shareholders. However, the increase in the per share price of the Common Stock as a consequence of the proposed reverse stock split may be proportionately less than the decrease in the number of shares outstanding. In addition, any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed reverse stock split. The proposed reverse stock split could result in a per share price that adequately compensates for the adverse impact of the market factors noted

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above. There can, however, be no assurance that the favorable effects described above will occur, or that any increase in per share price of the Common Stock resulting from the proposed reverse stock split will be maintained for any period of time. Moreover, there can be no assurance that an active trading market will develop for the Company's securities.

     Commencing with the effectiveness of the reverse stock split, each currently outstanding certificate will be deemed for all corporate purposes to evidence ownership of the reduced number of shares resulting from the reverse stock split. Currently outstanding certificates do not have to be surrendered in exchange for new certificates in connection with the reverse stock split. Rather, new stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as currently outstanding certificates are transferred. No fractional shares will be issued. All fractional interests resulting from the reverse stock split will be increased to the next higher whole number of shares.

     The number of issued shares after the reverse stock split is approximate. Except for changes resulting from the reverse stock split, the rights and privileges of holders of shares of Common Stock will remain the same, both before and after the proposed reverse stock split.

     There can be no assurance that the market price of the Common Stock after the proposed reverse stock split will be proportionately greater than the market price before the proposed reverse stock split, or that such price will either exceed or remain in excess of the current market price.

     The Company is currently authorized to issue 40,000,000 shares of Common Stock. The number of shares of Common Stock the Company is authorized to issue will not be affected by the Amendments. As a result of the reverse stock split, the Company will have 36,875,473 shares available for future issuances. This will enable the Company to issue shares for use in any acquisition or financing or upon the exercise of options that may be granted in the future.

     Shares that are presently authorized but not issued and outstanding would be issuable at any time and from time to time, by action of the Board of Directors without further authorization from the Company's stockholders, except as otherwise required by applicable law or rules and regulations to which the Company may be subject, to such persons and for such consideration as the Board of Directors determines. This will permit the Company to consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company is considering potential financing transactions which would involve the issuance of Common Stock. See "Business -- Potential Acquisitions."

     Current holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the shares of Common Stock which are authorized but not issued and outstanding. Voting rights afforded to shares of Common Stock upon their issuance would have a dilutive effect on the voting power of the outstanding Common Stock of the Company. Issuance of any of such additional shares of Common Stock could also have a dilutive effect on stockholders' equity in the Company.

  Federal Income Tax Consequences

     The following material is based on discussions with counsel. No opinion of counsel has been obtained. Shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

     1.  The proposed reverse stock split will be a reorganization described in section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "Code").

     2. The Company will recognize no gain or loss as a result of the proposed reverse stock split.

     3. Shareholders will recognize no gain or loss to the extent that currently outstanding shares of Common Stock are exchanged for new shares of Common Stock pursuant to the proposed reverse stock split.

     4. The basis of the new Common Stock received in exchange for Common Stock pursuant to the proposed reverse stock split will be the same as the shareholders' basis in the stock exchanged. Therefore, the new shares of Common Stock in the hands of a shareholder will have an aggregate basis for computing gain or

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loss equal to the aggregate basis of shares of Common Stock held by that shareholder immediately prior to the proposed reverse stock split.

  Authority to Issue Preferred Stock

     The Company proposes to authorize the issuance of Preferred Stock. The Board of Directors will have the authority to issue up to 10,000,000 shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. Such Preferred Stock may be used in acquisitions or to obtain financing.

     The issuance of preferred stock by the Board of Directors could adversely affect the rights of the holders of Common Stock. For example, such issuance could result in a class of securities outstanding that would have preferences with respect to voting rights and dividends and in liquidation over the Common Stock, and could (upon conversion or otherwise) enjoy all of the rights appurtenant to Common Stock. The authority possessed by the Board of Directors to issue preferred stock could potentially be used to discourage attempts by others to obtain control of the Company through a merger, tender offer, proxy contest or otherwise by making such attempts more difficult to achieve or more costly. There are no agreements or understandings regarding the issuance of preferred stock and the Board of Directors has no present intention to issue preferred stock.

     The Articles of Incorporation of the Company, as amended in accordance with the proposed provisions described herein, will be substantially similar to the Certificate of Incorporation of the surviving corporation in the Merger described under "Merger into Delaware Company" and will greatly facilitate the Merger.

     STOCKHOLDERS ARE URGED TO READ THE AMENDMENTS, THE TEXT OF WHICH IS ATTACHED AS ATTACHMENT A TO THIS INFORMATION STATEMENT.

VOTE REQUIRED

     During April 1997 the Company's largest shareholder who is the owner of 10,000,000 shares of Common Stock (or 80%) consented to the Amendments. As a result, the corporate actions were approved by the two-thirds majority required by law and no further votes will be needed. In accordance with the applicable provisions of Illinois law, a consent with respect to the above enumerated
corporate actions will be executed on or about             [no less than five
days after distribution of this information statement].

                          MERGER INTO DELAWARE COMPANY

GENERAL

     The Board of Directors has recommended the adoption of the Agreement and Plan of Merger attached to the Information Statement as Attachment B, pursuant to which the Company will be merged (the "Merger"), into COMC, Inc., a Delaware corporation (the "Delaware Company"). Under the terms of the Merger, each outstanding share of the Company's Common Stock will be converted into one share of the Delaware Company's Common Stock $.01 par value per share. The Articles of Incorporation of the Company, as amended in accordance with the proposed provisions described under "Amendments to the Articles of Incorporation," are substantially similar to the certificate of the Delaware Company, which will greatly facilitate the Merger.

     The purpose of the Merger is to change the place of incorporation of the Company from Illinois to Delaware, thereby enabling the Company to enjoy the benefits of certain provisions of Delaware law that the Board of Directors believes would be more beneficial to the Company than the comparable provisions of Illinois law. The Merger would not involve any change in the business, properties, management or capital structure of the Company. Upon the effective date of the Merger, the Delaware Company will be the

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continuing corporation and will own all of the assets and will be responsible for all of the liabilities of the Company. The Delaware Company will continue the Company's business under the name COMC, Inc.

RESULTS OF THE CHANGE TO DELAWARE

     Summarized below are the principal differences between the Illinois Business Corporations Act ("BCA") and the Delaware General Corporation Law which may affect the interests of shareholders. This summary does not purport to be a complete statement of the differences between the BCA and the Delaware General Corporation Law and related laws affecting shareholders' rights, and the summary is qualified in its entirety by reference to the provisions of these laws. Shareholders of the Corporation are advised to consult with their own legal counsel regarding all such matters.

          Shareholders' Approval Respecting Certain Business
     Combinations. Illinois law requires shareholders' approval in connection with more types of business combinations than Delaware law. For example, Illinois law requires shareholders' approval for a share exchange whereas Delaware law generally requires shareholders' approval in the event of a statutory merger or a consolidation only.

          Appraisal Rights. Illinois law provides shareholders with appraisal rights in more situations than does Delaware law. Under Illinois law, a shareholder may be entitled to appraisal when the shareholders vote (1) to merge or consolidate with other corporations, (2) to sell or exchange all or substantially all of its property and assets, or (3) to approve a business combination through a share exchange. Delaware, for example, does, not permit appraisal rights in the event of a merger or consolidation for the shares of any class or series which are listed on a national stock exchange or which are held of record by more than two thousand shareholders.

          Special Meetings of Shareholders. Illinois law allows a special meeting of shareholders to be called by 1/5 of the shares entitled to vote thereon. Delaware law allows a corporation to determine the number of shares needed to call a special meeting.

          Action by Shareholders without Meeting. Under Illinois law, shareholders' actions that are taken by written consent without a meeting and that are not unanimous require the notification of all shareholders entitled to vote prior to execution of the consent. Delaware law permits any such action to be taken by majority vote without prior notification, provided that written notice is subsequently sent to the other shareholders informing them of the actions taken.

SUMMARY OF PURPOSE AND EFFECTS OF PROVISIONS OF THE DELAWARE COMPANY'S CHARTER DOCUMENTS

     The purpose of the Merger and the adoption of the Delaware Company's Certificate of Incorporation and By-laws is to assure the continuity and stability of the Company's business strategies and policies through the creation of greater procedural flexibility in the conduct of its affairs as allowed under Delaware law and explained in the immediate preceding section. The Delaware Company's Certificate of Incorporation and By-laws are similar in al material respects to the Company's present Articles of Incorporation, as amended in accordance with the proposed provisions described under "The Amendments" and By-laws.

     The By-laws of the Delaware corporation provide that a special meeting may be called by the Board of Directors and by certain executive officers of the corporation. It will therefore not be possible for a small minority of the stockholders to have a disproportionate impact on the affairs of the company by calling special meetings possibly aimed at disrupting the implementation of the Board's policies.

     Delaware law will facilitate obtaining a non-unanimous shareholders' consent of corporate actions without a meeting in the absence of the Illinois requirement to notify all shareholders of the corporation eligible to vote prior to the execution of the consent.

     The foregoing objectives will be accomplished through a "migratory merger", some of the principal features of which are as follows.

          (1) The Company will be merged into the Delaware Company, which will be the survivor of the Merger.

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          (2)  Subject to the applicable provisions regarding appraisal rights of the Company's shareholders who file a written objection to the proposed Merger, each share of the Company's Common Stock issued and outstanding on the effective date of the Merger will automatically become one share of Common Stock of the Delaware Company.

          (3) For Federal income tax purposes, no gain or loss will be recognized by the Company's shareholders, except those who exercise their appraisal rights.

          (4) The Delaware Company will succeed to the business of the Company, and the shareholders of the Company will become shareholders of the Delaware Company.

          (5) The Merger is not intended to effect any change in the business, property, management or capitalization of the Company.

          (6) The rights of the Company's shareholders, who upon consummation of the Merger will become shareholders of the Delaware Company, will be governed by the laws of the State of Delaware and by the terms and provisions of the Certificate of Incorporation and By-laws of the Delaware Company.

          (7) The officers and Directors serving the Company on the Effective Date of the Merger will thereupon hold the same offices with the Delaware Company.

     Shareholders have the right to dissent from the Merger and to demand and receive appraisal rights for their shares of Common Stock in the Company by complying with the requirements of Sections 11-65 and 11-70 of the BCA. See "Right to Dissent and Appraisal Rights of Shareholders Objecting to the Proposed Merger".

     The discussion contained in this Information Statement is qualified in its entirety by reference to the Agreement and Plan of Merger, a copy of which is attached hereto as Attachment B, and to the Certificate of Incorporation and the Bylaws of the Delaware Company, copies of which are attached hereto as Attachments C and D, respectively.

THE MERGER

     It is presently anticipated that the date on which the Merger will be
consummated (the "Effective Date of the Merger") will be             , 1997, or
as soon thereafter as practicable. However, the Board of Directors of the Company has reserved the right to abandon the Merger prior to the Effective Date of the Merger. See "Termination."

     Upon the Effective Date of the Merger each share of Common Stock of the Company will be converted automatically into one share of Common Stock of the Delaware Company and thereafter the outstanding certificates for shares of the Company's Common Stock will represent the same number of shares of Common Stock of the Delaware Company. Any shareholders desiring new certificates of the Delaware Company may submit their existing certificates representing shares of the Company to American Stock Transfer & Trust Company, the transfer agent of the Delaware Company, and obtain new certificates. The Company will obtain a new CUSIP number for shares of Common Stock authorized after the Effective Date of the Merger.

FEDERAL SECURITIES LAW CONSEQUENCES

     The issuance by the Delaware Company of shares to the Company's shareholders under the Merger constitutes an exchange offer under the Securities Act of 1933, as amended (the "Securities Act"). Nevertheless, the shares of Common Stock to be issued by the Delaware corporation in exchange for the shares of Common Stock of the Company are exempt from registration under the Securities Act. Pursuant to Rule 145 promulgated under the Securities Act shares issued under a statutory merger are subject to registration under the Securities Act unless the sole purpose of the transaction is to change an issuer's domicile within the United States. However, shares of Common Stock that will be issued in exchange for shares that are currently restricted will remain restricted from transfer unless such shares are subsequently registered or an exemption from registration is available.

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FEDERAL TAX CONSEQUENCES

     The following material is based on discussions with counsel. No opinion of counsel has been obtained. Shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

     The Merger will constitute a reorganization under Section 368(a)(1) of the Code. For federal income tax purposes, no gain or loss will be recognized by the shareholders (other than shareholders who exercise their appraisal rights) of the Company on the automatic conversion of their shares of the Company into shares of the Delaware Company as a result of the Merger. Each shareholder (other than objecting shareholders) will have a basis in shares of the Delaware Company equal to his basis in his shares of the Company immediately prior to the Effective Date of the Merger and his holding period of shares of the Delaware Company will include the period during which he held the corresponding shares of the Company provided such shares were held by him as a capital asset on the Effective Date of the Merger. No gain or loss will be recognized by the Company or by the Delaware Company as a result of the Merger.

     The receipt of cash in exchange for their shares by objecting shareholders will be a taxable event to such shareholders. Each shareholder is advised to consult his attorney or tax advisor as to the Federal, state or local tax consequences of the proposed Merger in view of his individual circumstances.

CAPITAL STOCK OF THE DELAWARE COMPANY

     The Certificate of Incorporation of the Delaware Company authorizes the issuance of 40,000,000 shares of Common Stock, par value $.01. Except for those shares purchased from dissenting shareholders pursuant to their appraisal rights, each of the outstanding shares of the Company's Common Stock will be exchanged for one share of the Delaware Company's Common Stock.

     The shares of the Delaware Company, as well as the shares of the Company, have no preemptive, conversion, redemption or similar rights. Upon the liquidation of the Delaware Company, the holders of Common Stock would be entitled to share ratably in the net assets available for distribution to Common Stock shareholders. Since the shares of Common Stock of the Delaware Company, like those of the Company, do not have cumulative voting rights, the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors if they choose to do so.

     In addition, the Delaware Company is authorized to issue an aggregate of 10,000,000 shares of Preferred Stock. The Board of Directors will have the authority to issue such shares of Preferred Stock in one or more series and to fix the number of shares constituting any such series, the voting powers, designation, preferences and relative participation, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights and dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. Such Preferred Stock may be used in acquisitions or to obtain financing.

RIGHT TO DISSENT AND APPRAISAL RIGHTS OF SHAREHOLDERS OBJECTING TO THE PROPOSED MERGER

     Pursuant to Sections 11.65 and 11.70 of the BCA, holders of Common Stock have the right to dissent from the Merger and obtain payment of the fair value of their shares. A shareholder who elects to dissent from the Merger and obtain payment for his shares (a "Dissenter"), must complete a form of election to dissent (a copy of which has been included in this mailing) and return it to the
Company at its address before             1997. If an originally executed copy
of the election form is not received by that date, the Dissenter will lose his right to dissent and obtain payment for his shares. In order to be entitled to receive payment, a Dissenter must return to the Company any stock certificates or other evidence of share ownership to the satisfaction of the Company.

     Upon consummation of the Merger, the Company will pay to the Dissenter the fair value plus accrued interest. If the Dissenter disagrees with the Company's determination of fair value, he must so notify the Company in writing before
            1997. If within 60 days from the mailing date of this document the

Company and the Dissenter have not agreed upon the estimated fair value, the Company must either pay to the Dissenter the difference in value demanded by the Dissenter or file with the circuit court of competent jurisdiction a petition for a determination of the fair value.

     The foregoing summary does not purport to be a complete statement of the provisions of Sections 11.65 and 11.70 of the BCA and is qualified in its entirety by reference to the relevant portions of such Sections copies of which are attached hereto as Attachment E.

     A Dissenter who receives payment for his Shares upon exercise of his right of dissent will, subject to the provisions of Section 302(b) of the Internal Revenue Code, recognize gain or loss for Federal income tax purposes, measured by the difference between the cost basis for his Shares and the amount of payment received.

     SHAREHOLDERS ARE URGED TO CAREFULLY REVIEW THE ENCLOSED LETTER AND, IF THEY ELECT TO DISSENT FROM THE MERGER, TO EXECUTE AND RETURN TO THE COMPANY THE FORM OF ELECTION TO DISSENT ATTACHED THERETO. IF SAID FORM IS NOT RECEIVED BY THE
COMPANY ON             , 1997, A DISSENTER LOSES HIS RIGHT TO DISSENT.

TERMINATION

     The Agreement and Plan of Merger provides that the Board of Directors may terminate and cancel the same at any time prior to the Effective Date of the Merger, either before or after submission of the Merger to a vote of shareholders.

AGREEMENT AND PLAN OF MERGER AND CHARTER DOCUMENTS ARE ATTACHED AS ATTACHMENTS

     Stockholders are urged to read the Agreement and Plan of Merger, the Certificate of Incorporation and the Bylaws of the Delaware Company, the text of which are attached as Attachments B, C and D to this Information Statement, respectively.

APPROVAL REQUIRED

     During April 1997 the Company's largest shareholder who is the owner of 10,000,000 shares of Common Stock (or 80%) consented meeting to the Merger. As a result, the corporate actions were approved by the two-thirds majority required by law and no further votes will be needed. In accordance with the applicable provisions of Illinois law, a consent with respect to the above enumerated
corporate actions will be executed on or about             [no less than five
days after distribution of this information statement].

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has appointed Hollander, Gilbert & Co. ("Hollander") as the new independent auditors of the Company for 1997, subject to ratification by the Company's shareholders.

     Hollander was appointed upon the dismissal on December 6, 1996, of Oppenheim & Ostrick, CPA's as its independent accountants ("Oppenheim"). This action had been approved by the Company's Board of Directors. During the past two years Oppenheim did not issue a report on Company's financial statements that either contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. During the period of its engagement, Oppenheim assisted only in the compilation of the Company's financial statements in connection with the preparation of the Annual Report on Form 10-K for the fiscal year ended September 30, 1995. As a result of the Company's inactive status, as defined in Rule 3-11 under Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended, during such period, the Company believes that it was not required to file audited financial statements.

     During the period of their engagement from June 1996 until December 1996, there were no reportable events or disagreements between the Company and Oppenheim on any matter of accounting principles or practices, financial statement disclosure, or audit scope and procedure, which disagreement, if not resolved to the satisfaction of Oppenheim, would have caused them to make reference to the subject matter of the disagreement in connection with any report that was to have been prepared for the Company.

APPROVAL REQUIRED

     During April 1997 the Company's largest shareholder who is the owner of 10,000,000 shares of Common Stock (or 80%) consented to the appointment of Hollander. As a result, the corporate actions were approved by the majority required by law and no further votes will be needed. In accordance with the applicable provisions of Illinois law, a consent with respect to the above
enumerated corporate actions will be executed on or about             [no less
than five days after distribution of this information statement].

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     The following discussion should be read in conjunction with the financial statements and related notes thereto of the Company included elsewhere herein.

     Initially, the Company's purpose was the research and development of medical technologies for the treatment of cancer and other conditions. Because the Company was unable to raise capital to continue the clinical trials with respect to the medical device for cancer treatment which it had designed, in the spring of 1992, it ceased its operations. As a consequence, the Board of Directors of the Company began to investigate the possibility of a new business direction and to search for viable acquisition or merger candidates which would enable the Company to maximize value to shareholders. As previously mentioned, the Company completed the acquisition of Complete Communications, Inc., in November 1996. The transaction was accounted for as a reverse acquisition. Therefore, discussion in this section will be based on the operating results of CCI for the years ended December 31, 1995 and 1996.

RESULTS OF OPERATIONS

     Revenues decreased approximately $48,000 or 1.6% from 1995 to 1996. Customer mix and activity remained relatively constant. Cost of revenues increased $384,000 or 21.9%. Technician labor was expanded to meet the needs of a major customer while competition forced rates to remain constant. Operating expenses increased $122,000 or 15.1% due to the addition of salaried salesmen. These positions have been eliminated in 1997. Other expenses decreased $122,000 or 59.9% primarily due to non-recurring charges in 1995 attributed to consulting fees in the search of publicly held shell companies. Interest expense increased due to the utilization of two new lines of credit primarily for acquisition costs incurred in 1995 and 1996. As a result of the above, income before taxes decreased $432,507 reflecting a loss in 1996 of $120,099.

LIQUIDITY AND CAPITAL RESOURCES

     In November 1996, the Company consummated the acquisition of Complete Communications, Inc., a California corporation ("CCI"), in consideration for the issuance of 10,000,000 shares of Common Stock to John Ackerman, the sole shareholder of CCI. In connection with this transaction, the Company changed its name to COMC, Inc.

     Cash and cash equivalents decreased $115,170 for the year ended December 31, 1996 compared to a decrease of $37,014 for the year ended December 31, 1995. Cash used in operating activities amounted to $225,023 in 1996 primarily due to the loss incurred and build up of adequate inventory levels. Cash used in investing activities in 1996 decreased to $41,312 from $134,688 in 1995 due to a reduction in the purchase of property and equipment.. Financing activities provided an additional $151,165 in 1996 as a result of fewer distributions to shareholders.

     The Company has at its disposal a $100,000 equipment line of credit which was established in January 1997 and which remains available.

     In December 1996 the Company entered into a letter of intent with Able Cable, Inc. ("ACI"), a provider of interconnect services relating to voice and data communications systems. Under the terms of the letter of intent, the Company will acquire ACI in consideration for a cash payment of $1,000,000 and the issuance of Common Stock as well as payments in the amount of $960,000 over a period of four years under employment and consulting agreements to be entered into with the principals of ACI. Compilations provided to the Company indicate that during its most recent fiscal year ACI generated revenues of $6.8 million, while pre tax-profits amounted to $267,000. Consummation of the transaction is contingent upon financing arrangements and the satisfactory completion of the Company's due diligence investigation of ACI's affairs, neither of which can be assured at this time.

     In April 1997, the Company entered into a letter of intent providing for a business combination with ICF Communications Systems, Inc. ("ICF"). Pursuant to the letter of intent, the Company will acquire ICF for a total consideration of $12.1 million of which $9.6 million is payable in cash with the balance to be paid through the issuance of Common Stock. Approximately $8 million is due at the closing. Additional payments will be made annually over a twoyear period from the closing. It is currently anticipated that two of ICF's principals will enter into employment agreements with the Company. ICF is a telephony service provider based in the San Francisco area. According to compilations provided to the Company, during its most recent fiscal year ICF generated revenues of approximately $15 million. Its pre-tax profits during this period aggregated approximately $1.3 million. Consummation of the transaction is contingent, among other things, upon financing arrangements and the satisfactory completion of the Company's due diligence investigation of ACI's affairs, neither of which can be assured at this time.

     The Company intends to continue its search for additional merger and acquisition candidates that will expand its existing markets in related products and services.

                                   MANAGEMENT

     The following sets forth the name and age, present position(s) with the Company, principal business occupations and committee service for the last five years of each person who is presently a director or executive officer of the Company.

                    NAME                  AGE                    POSITION
    ------------------------------------  ---   ------------------------------------------
                                                President, Chief Executive Officer and
    John Ackerman.......................  38    Director
    Marvin Loeb.........................  70    Director
    Richard F. Horowitz.................  56    Director, Secretary
    Donald Baker........................  67    Director
    Albert P. Vasquez...................  38    Director
    Ernie Mauritson.....................  40    Controller

     JOHN ACKERMAN has been the Company's President and Chief Executive Officer and a director since November 1996. He had been the President and Chief Executive Officer of CCI since its inception in 1987. From 1984 until 1987 he was a sound technician with Sunglo Electric where for a period of three years he supervised a technical staff of 25 people. Prior thereto he worked as a cameraman and, prior thereto, as an import/export broker.

     MARVIN P. LOEB had been the Chairman and the President of the Company since 1979 and 1980, respectively, until his resignation in November 1996. Since 1980, he has been Chairman of Trimedyne, Inc., a publicly held corporation involved in the manufacture of medical lasers ("Trimedyne"). He has also been a director of Pharmos, Inc. (formerly Pharmatec, Inc.), a publicly-held company which is developing drugs and drug delivery systems since December 1982 and Chairman from that date until October 1992. Mr. Loeb was a Director of Gynex Pharmaceuticals, Inc. (now Biotechnology General Corporation), a publicly-held company developing reproductive products, from April 1986 until August 1993, and was its Chairman from April 1986 to August 1992. From April 1986 to June 1994, he was Chairman and a Director of Xtramedics, Inc. (now Athena Medical Corporation), a publicly held company which is engaged in the development of a feminine hygiene product. Mr. Loeb was Chairman and a director from 1988 to June 1993 of Contracap, Inc., a publicly held company, which was developing a contraceptive device and is now inactive. Mr. Loeb was Chairman from 1983 to April 1986 and Vice Chairman from April 1987 to April 1992 of Petrogen, Inc., a privately held company which was developing genetically engineered bacteria for oil and toxic waste cleanup and is now inactive. Since May 1986, he has been Chairman and director of Cardiomedics, Inc., a privately held company which is developing circulatory assist devices. Since November 1988, he has been Chairman of Ultramedics, Inc., a privately held company whose principal interest is its investment in Cardiomedics, Inc. and which was formerly engaged in manufacturing ultraviolet devices for medical use. Mr. Loeb has been President of Master Health Services, Inc., a family held medical consulting firm, since 1973, and Marvin P. Loeb and Company, a family held patent licensing firm, since 1983. Mr. Loeb holds an honorary Doctor of Science Degree from Pacific State University and a Bachelor of Science Degree from the University of Illinois.

     RICHARD F. HOROWITZ has been a director of the Company since 1993. He has been a director of Trimedyne since 1983. He was a director of Gynex from August 1988 to August 1992 and has been a Director of Ultramedics, Inc. since November 1988 and of Cardiomedics Inc. since 1992. Mr. Horowitz has been a practicing attorney in New York City for the past 32 years. He has been a member of the firm of Heller, Horowitz and Feit, P.C. & Feit) since January 1979. Heller, Horowitz & Feit, P.C. has been securities counsel to the Company and to other entities with which Mr. Loeb is associated. Mr. Horowitz is a graduate of Columbia College and Columbia Law School.

     DONALD BAKER has been a director of the Company since 1993. Mr. Baker recently retired after 39 years as a partner of the law firm of Baker & McKenzie. Mr. Baker recently retired as Secretary, General Counsel and a Director of Air South, Inc., an airline operating in the Southeast. He holds a J.D.S. degree from the University of Chicago Law School. He is a director of the Mid-America Committee on International Business and Government Cooperation, Chicago, and Cardiomedics, Inc., Santa Ana, California.

     ALBERT VASQUEZ has been a director of the Company since April 1997. He has been Managing Director of Chatsworth Capital Corporation since August 1996, where he manages the Corporate Finance Department focusing on technology and emerging growth companies. From 1989 until 1996, Mr. Vasques was Senior Vice President of HSBC James Capel, a subsidiary of Hong Kong Shanghai bank, in which capacity he was responsible for technology related equity private and public offerings both domestically and internationally. Prior thereto, he was Director of Capital Corp. International, a Hong Kong-based investment firm focusing on LBO and MBO investment opportunities in the United States and the United Kingdom. Mr. Vasquez spent four years at Booz, Allen & Hamilton working for the Technology Management Group focusing on providing startegic management consulting services and merger and acquisitions advisory services to multinational corporations. Mr. Vasquez received his B.A. in mathematics from Amherst College and an M.B.A. from the Wharton School of Business.

     ERNIE MAURITSON has been the Company's controller since December 1996. Prior thereto he was the controller at Penske Truck Leasing, which operates the second largest full service equipment leasing business in the country, from 1994 until 1996. During 1993-1994 he was Chief Operating Officer at Custom Rotational Molding, Inc., a plastic manufacturing and polymer processing company. From 1978 until 1993 he held positions at Dart International, a privately held distribution company, as controller and Vice President Administration. Mr. Mauritson holds a B.S. in business administration from the University of Southern California.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such forms furnished to the Company, or written representations that no Forms 5 were required, the Company believes that during the period from October 1, 1995 through December 31, 1996, with the exception of a Form 4 for Mr. Loeb, and a Form 3 for Mr. Ackerman all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with. December 31, 1996,

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued by the Company during the three fiscal years ended December 31, 1996 to its President and Chief Executive Officer. No employee of the Company received compensation in excess of $100,000 per year during these periods.

                           SUMMARY COMPENSATION TABLE

                                                                                   RESTRICTED
                                                   YEAR     SALARY      BONUS     STOCK AWARDS
                                                   ----     -------     -----     ------------
    Marvin P. Loeb...............................  1996         -0-      -0-        $ 62,500
    John Ackerman................................  1996     $11,200      -0-             -0-
                                                   1995         -0-      -0-             -0-
                                                   1994         -0-      -0-             -0-

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The table below sets forth, as of March 31, 1997, information regarding the beneficial ownership of the Company's Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the Company's outstanding Common Stock, (ii) each of the Company's officers and directors and (iii) all officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the address for all parties is c/o COMC, Inc., 400 N. Glenoaks Boulevard, Burbank, California 91502.

                                                                    NUMBER OF      PERCENT OF
                      NAME AND ADDRESS OF OWNER                     SHARES(1)        CLASS
    --------------------------------------------------------------  ----------     ----------
    John Ackerman.................................................  10,000,000         80%
    Marvin P. Loeb(2).............................................   1,118,278          9%
    Richard F. Horowitz(3)........................................     373,000(3)       3%
      292 Madison Avenue
      New York, NY 10017
    Donald Baker..................................................      20,000          *
    Albert Vazques................................................         -0-          *
    Ernie Mauritson...............................................       2,500          *
    All Officers and Directors as a Group (6 persons)(2)(3).......  11,513,778         92%

---------------

 *  Less than one percent.

(1) Unless otherwise indicated, all shares are owned beneficially and of record.

(2) Includes 56,127 shares owned by The Marvin P. Loeb Irrevocable Living Trust, of which Mr. Loeb is the sole trustee and by Mr. Loeb as nominee for his children. Mr. Loeb disclaims beneficial ownership in such shares.

(3) Includes 17,300 shares beneficially owned by the law firm of Heller, Horowitz & Feit, P.C, of which Mr. Horowitz is a principal.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Not applicable.

            INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     Not applicable.

     Dated:
     ----------------------------------- , 1997
         Burbank, California

                           COMC, INC. AND SUBSIDIARY

                       CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                           COMC, INC. AND SUBSIDIARY

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

Reports of Independent Auditors................................................   F-1 and F-2
Consolidated Balance Sheets as of December 31, 1996 and 1995...................           F-3
Consolidated Statements of Operations For the Years Ended December 31, 1996 and
  1995.........................................................................           F-4
Consolidated Statement of Stockholders' Equity For the Years Ended December 31,
  1996 and 1995................................................................           F-5
Consolidated Statements of Cash Flows For the Years Ended December 31, 1996 and
  1995.........................................................................           F-6
Notes to Consolidated Financial Statements.....................................           F-7

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders
COMC, Inc.

     We have audited the accompanying consolidated balance sheet of COMC, INC. and subsidiary as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit. The financial statements of Complete Communications Incorporated as of December 31, 1995 and for the year then ended, were audited by other auditors whose report dated July 23, 1996, expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of COMC, INC. and subsidiary as of December 31, 1996, and the results of operations, stockholders' equity and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Hollander, Gilbert & Co.

Los Angeles, California
March 17, 1997

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Directors
Complete Communications Incorporated

     We have audited the accompanying balance sheet of Complete Communications Incorporated as of
December 31, 1995, and the related statements of operations, stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Complete Communications Incorporated as of December 31, 1995, and the results of operations, stockholders' equity and cash flows for the year then ended, in conformity with generally accepted accounting principles.

                                          Oppenheim & Ostrick, C.P.A.'s

Culver City, California
July 23, 1996

                           COMC, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
                                            ASSETS
CURRENT ASSETS
  Cash and cash equivalents.........................................  $   57,180     $  172,350
  Securities available for sale.....................................                      2,156
  Accounts receivable...............................................     738,724        775,068
  Inventories.......................................................      97,040
  Prepaid expenses and other currents assets........................      21,103         36,052
                                                                      ----------     ----------
          TOTAL CURRENT ASSETS......................................     914,047        985,626
PROPERTY AND EQUIPMENT, Net (Note 2)................................     115,177        122,940
OTHER ASSETS
  Deposits..........................................................      17,825         17,825
                                                                      ----------     ----------
                                                                      $1,047,049     $1,126,391
                                                                      ==========     ==========
                             LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
  Accounts payable..................................................  $  192,284     $  171,779
  Accrued expenses..................................................      47,323        165,864
  Income taxes payable (Note 5).....................................       2,045
  Deferred income tax (Note 5)......................................                      4,352
  Current portion of long-term debt (Note 3)........................      50,000
  Notes payable (Note 3)............................................     300,000        250,000
                                                                      ----------     ----------
          TOTAL CURRENT LIABILITIES.................................     591,652        591,995
                                                                      ----------     ----------
LONG-TERM DEBT, net of current portion (Note 3).....................     166,667
                                                                      ----------     ----------
COMMITMENTS AND CONTINGENCIES (Note 6)
STOCKHOLDERS' EQUITY (Note 4)
  Common stock -- authorized 40,000,000 shares, $.01 par value, issued and outstanding -- 12,498,107 shares in 1996 and
     10,000,000 shares in 1995......................................     124,981        100,000
  Additional paid-in capital........................................     210,022        (99,000)
  Unrealized gain on securities.....................................                      7,619
  Retained earnings (Accumulated deficit)...........................     (46,273)       525,777
                                                                      ----------     ----------
          TOTAL STOCKHOLDERS' EQUITY................................     288,730        534,396
                                                                      ----------     ----------
                                                                      $1,047,049     $1,126,391
                                                                      ==========     ==========

          See accompanying Notes to Consolidated Financial Statements.

                           COMC, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                         1996           1995
                                                                      ----------     ----------
REVENUES............................................................  $3,033,583     $3,081,440
COST OF REVENUES....................................................   2,142,131      1,757,783
                                                                      ----------     ----------
GROSS PROFIT........................................................     891,452      1,323,657
OPERATING EXPENSES..................................................     929,986        808,057
                                                                      ----------     ----------
OPERATING INCOME (LOSS).............................................     (38,534)       515,600
OTHER INCOME (EXPENSE)
  Interest income...................................................       2,462            547
  Other income......................................................       6,115          5,808
  Interest expense..................................................     (42,370)        (2,047)
  Non-recurring charges.............................................     (47,772)      (207,500)
                                                                      ----------     ----------
          TOTAL OTHER INCOME (EXPENSE)..............................     (81,565)      (203,192)
                                                                      ----------     ----------
INCOME (LOSS) BEFORE INCOME TAXES...................................    (120,099)       312,408
INCOME TAXES........................................................       2,446          5,000
                                                                      ----------     ----------
NET INCOME (LOSS)...................................................  $ (122,545)    $  307,408
                                                                      ==========     ==========
NET INCOME (LOSS) PER SHARE.........................................  $     (.01)    $      .03
                                                                      ==========     ==========
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING................  10,270,000     10,000,000
                                                                      ==========     ==========
PRO FORMA:
  Historical income (loss) before income taxes......................  $ (120,099)    $  312,408
  Adjustment to officer's compensation..............................     (37,000)
                                                                      ----------     ----------
  Pro forma income (loss) before income taxes.......................    (157,099)       312,408
  Pro forma income taxes (benefit) (Note 5).........................     (62,600)       132,600
                                                                      ----------     ----------
  Pro forma net income..............................................  $  (94,499)    $  179,808
                                                                      ==========     ==========
  Pro forma net income (loss) per share.............................  $     (.01)    $      .02
                                                                      ==========     ==========

          See accompanying Notes to Consolidated Financial Statements.

                           COMC, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                       RETAINED
                                    COMMON STOCK        ADDITIONAL     EARNINGS     UNREALIZED
                                ---------------------    PAID-IN     (ACCUMULATED    GAIN ON
                                  SHARES      AMOUNT     CAPITAL       DEFICIT)     SECURITIES     TOTAL
                                ----------   --------   ----------   ------------   ----------   ---------
BALANCE, December 31, 1994....  10,000,000   $100,000    $ (99,000)   $  592,671     $     72    $ 593,743
Distribution to stockholder...                                          (374,302)                 (374,302)
Unrealized gain on
  securities..................                                                          7,547        7,547
Net income....................                                           307,408                   307,408
                                ----------   --------     --------     ---------      -------    ---------
BALANCE, December 31, 1995....  10,000,000    100,000      (99,000)      525,777        7,619      534,396
Distribution to stockholder...                                          (115,313)                 (115,313)
Undistributed earnings at
  November 21, 1996
  constructively distributed
  to stockholder and followed
  by a contribution to the
  capital of the Company......                             334,192      (334,192)
Shares issued to pre-merger
  stockholders of COMC,
  Inc.........................   2,500,000     25,000      (25,000)
Repurchase of shares from
  disserting stockholders.....      (1,893)       (19)        (170)                                   (189)
Decrease in unrealized gain on
  securities..................                                                         (7,619)      (7,619)
Net loss......................                                          (122,545)                 (122,545)
                                ----------   --------     --------     ---------      -------    ---------
BALANCE, December 31, 1996....  12,498,107   $124,981    $ 210,022    $  (46,273)    $      0    $ 288,730
                                ==========   ========     ========     =========      =======    =========

                           COMC, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                                           1996        1995
                                                                         ---------   ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)....................................................  $(122,545)  $ 307,408
  Adjustments to reconcile net income (loss) to net cash provided by
     (used in) operating activities:
     Depreciation......................................................     49,387      30,553
     Gain on securities................................................                 (2,106)
     Gain from disposal of property and equipment......................       (312)          0
     (Increase) decrease in:
       Accounts receivable.............................................     36,344    (274,027)
       Securities available for sale...................................     (5,463)      9,497
       Inventories.....................................................    (97,040)          0
       Prepaid expenses and other current assets.......................     14,949     (29,439)
       Deposits........................................................                 (7,825)
     Increase (decrease) in:
       Account payable and accrued expenses............................    (98,036)    174,152
       Income taxes payable and deferred income tax....................     (2,307)     (2,870)
                                                                         ---------   ---------
          NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES..........   (225,023)    205,343
                                                                         ---------   ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment...................................    (50,312)   (134,688)
  Proceeds from sale of property and equipment.........................      9,000           0
                                                                         ---------   ---------
          NET CASH USED IN INVESTING ACTIVITIES........................    (41,312)   (134,688)
                                                                         ---------   ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Distribution to stockholder..........................................   (115,313)   (374,302)
  Repurchase of common stock...........................................       (189)
  Proceeds from short-term borrowings..................................    300,000     266,633
  Principal payments on long-term borrowings...........................    (33,333)
                                                                         ---------   ---------
          NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES..........    151,165    (107,669)
                                                                         ---------   ---------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS...................   (115,170)    (37,014)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR...........................    172,350     209,364
                                                                         ---------   ---------
CASH AND CASH EQUIVALENTS, END OF YEAR.................................  $  57,180   $ 172,350
                                                                         ---------   ---------
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION
          Cash paid during the year for interest.......................  $  38,047   $   2,911
                                                                         =========   =========
          Cash paid during the year for income taxes...................  $   2,720   $   5,437
                                                                         =========   =========

                           COMC, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                           DECEMBER 31, 1996 AND 1995

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The Company was incorporated in December 1978. Initially, its purpose was the research and development of medical technologies for the treatment of cancer and other conditions. On March 25, 1987, the Company commenced an initial public offering of its securities in which it raised $4,500,000. Because the Company was unable to raise capital to continue the clinical trials with respect to the medical device for cancer treatment which it had designed, in the spring of 1992, it ceased its operations. As a consequence, the Board of Directors of the Company began to investigate the possibility of a new business direction and to search for viable acquisition or merger candidates which would enable the Company to maximize value to shareholders. In 1992, the Company ceased making the required public filings under the Securities and Exchange Act of 1934, as amended.

     On November 21, 1996 the Company acquired 100% interest in Complete Communications Incorporated (CCI) for 10,000,000 shares of the Company's Common Stock (after the reverse stock split). Upon closing the sole selling shareholder owned 80% of the Company's Common Stock. Effective as of the closing date the acquisition is considered a reverse acquisition whereas the CCI is deemed the accounting acquiror and the financial statements in 1996 and 1995 are those of CCI.

     CCI, a California corporation, provides voice and data services, to major companies that are undergoing changes in their telecommunications and data communication infrastructures. It assists its clients by being a full-service provider in the area of computer networks and telephone systems.

     Principles of Consolidation -- The consolidated financial statements include the accounts of COMC, Inc. and Complete Communications Incorporated, its wholly-owned subsidiary (collectively, the "Company"). All significant intercompany transactions and balances have been eliminated.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Impairment of Long-Lived Assets -- Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This statement provides guidelines for recognition of impairment losses related to long-term assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value. The adoption of this standard did not have a material effect on the Company's consolidated financial statements.

     Stock-Based Compensation -- Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("Statement No. 123"). This statement encourages, but does not require, a fair value based method of accounting for employee stock options. The Company elected to continue to measure compensation costs under APB Opinion No. 25, "Accounting for Stock Issued to Employees" and to comply with the pro forma disclosure requirements of Statement No. 123. The adoption of this statement had no impact on the Company's consolidated financial statements. The Company did not grant any options during the years ended December 31, 1996 and 1995.

     Cash Equivalents -- The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

     Inventories -- Inventories consisting of various parts and equipment for sale are stated at the lower of cost or market determined on a first-in, first-out (FIFO) basis.

                           COMC, INC. AND SUBSIDIARY

     Property and Equipment -- Property and equipment is stated at cost. Depreciation is computed on the straight-line method over estimated useful lives ranging from 5 to 7 years. Leasehold improvements are amortized using the straight-line method over the term of the lease or the useful life of the asset, whichever is shorter.

     Net Income (loss) Per Share -- Net income (loss) per share is based upon the weighted average number of common shares outstanding during the periods presented.

     The pro forma net income (loss) per share information for the years ended December 31, 1996 and 1995 gives effect to the proposed level of officer's compensation at a base of $104,000 plus 1% of gross revenues per annum net of amounts already charged to operations, and pro forma income taxes assuming the Company was subject to federal and state income taxes.

     Revenue Recognition -- Contract revenue is recognized principally on the percentage-of-completion method in the ratio that cost incurred bears to estimated cost at completion. Other revenue is recorded on the basis of shipment of products or performance of services. The Company generally enters into short-term contracts, less than one year. As of December 31, 1996 and 1995, there were no contracts in progress.

     Non-Recurring Charges -- In 1995, the Company incurred $207,500 in consulting fees in the search, negotiation and acquisition of publicly held shell companies. The purpose was to raise equity capital to develop new product lines. In 1996, the Company incurred $47,772 in legal, accounting and consulting fees in its acquisition of COMC, Inc., a publicly held shell company.

     Concentration of Credit Risk -- The Company makes periodic evaluations of the creditworthiness of its customers and generally does not require collateral. To date, the Company has not experienced any material bad debts or collection problems. As of December 31, 1996, two customers accounted for 43% and 12%, respectively, of total accounts receivable and 15% and 13% as of December 31, 1995, respectively.

     Reclassifications -- Certain 1995 balances have been reclassified to conform with the current year's presentation.

2.  PROPERTY AND EQUIPMENT

     Property and Equipment consisted of the following at December 31, 1996 and 1995:

                                                                       1996         1995
                                                                     ---------    ---------
    Office Furniture & Equipment...................................  $ 192,905    $ 151,618
    Machinery and Equipment........................................      3,902
    Leasehold Improvements.........................................      8,639        8,639
    Vehicle........................................................                  15,000
                                                                      --------     --------
                                                                       205,446      175,257
              Less: accumulated depreciation.......................     90,269       52,317
                                                                      --------     --------
                                                                     $ 115,177    $ 122,940
                                                                      ========     ========

3.  NOTES PAYABLE AND LONG-TERM DEBT

     In 1996, the Company entered into two revolving lines of credit agreement with a bank which provide for borrowings up to $100,000 and $200,000, respectively. Interest is payable monthly at the bank's prime rate (8.25% at December 31, 1996) plus 2.5%. The lines of credit expire on April 10, 1997. The Company had outstanding borrowings of $100,000 and $200,000, respectively, on each line of credit as of December 31, 1996.

     In 1995, the Company entered into a revolving line of credit agreement with a bank providing for borrowings up to $250,000, interest payable monthly at the bank's prime rate plus 1.5%. In April 1996, the

                           COMC, INC. AND SUBSIDIARY

Company converted the outstanding balance on the line of credit into a $250,000 term loan agreement with the same bank, principal payable in monthly installment of $4,167 and interest at the bank's prime rate (8.25% at December 31, 1996) plus 2.5%. The note matures on April 15, 2001. As of December 31, 1996, the Company had an outstanding balance of $216,667 on the term loan.

     The aforementioned lines of credit and term loan are secured by all assets of the Company, guaranteed by the majority stockholder of the Company and contain certain financial covenants and restrictions. As of December 31, 1996, the Company was in compliance with such covenants and restrictions.

     Annual maturities of long-term debt for years ending December 31, are as follows:

    1997......................................................................  $  50,000
    1998......................................................................     50,000
    1999......................................................................     50,000
    2000......................................................................     50,000
    2001......................................................................     16,667
                                                                                 --------
                                                                                $ 216,667
                                                                                 ========

4.  STOCKHOLDERS' EQUITY

     In November 1996, the Board of Directors of the Company and the holders of two thirds of the shares entitled to vote thereon adopted an amendment to the Articles of Incorporation of the Company to (i) effect a one for ten reverse stock split of she Company's currently issued and outstanding Common Stock, (ii) increase the number of shares of Common Stock the Company is authorized to issue to 40,000,000, (iii) change the Company's name to COMC, INC., and (iv) eliminate the Class B Common Stock. Prior to the adoption, the Company was authorized to issue 20,000,000 shares of Common Stock, $01 par value and 2,250,000 shares of Class B Common Stock, $.01 par value.

     Shares of Common Stock and Class B Common Stock carried identical rights, except that holders of Class B Common Stock were entitled to elect a majority of the Company's Board of Directors, and the Class B Common Stock was convertible on a share-for-share basis at any time into common stock. Total shares increased by 625,000 shares at $.01 per shares or $62,500 related to the reverse acquisition, $25,000 shares of common stock and 100,000 shares of Class B common stock were issued for funding the acquisition.

5.  INCOME TAXES

     On August 5, 1992, the Company elected to be taxed under the provisions of Subchapter S of the Internal revenue Code. Under those provisions, the Company generally does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective share of the Company's taxable income. Certain states do not recognize the Subchapter S election and, accordingly, require the payment of taxes by the Company. The Company reported its income on a cash basis for income tax purposes until December 31, 1995. Effective January 1, 1996, the Company changed its accounting method to accrual basis for income tax purposes. On November 21, 1996, the Company terminated its status as an S corporation.

     The income taxes consisted of state income taxes of $2,446 and $5,000 for the years ended December 31, 1996 and 1995, respectively.

                           COMC, INC. AND SUBSIDIARY

     The components of deferred taxes were as follows at December 31, 1996 and 1995:

                                                                        1996        1995
                                                                      --------     -------
    Deferred tax assets:
      Net operating loss carryforward...............................  $ 10,039     $     0
      Valuation allowance...........................................   (10,039)          0
                                                                      --------     -------
    Deferred tax liability:
      Accruals recognized in different periods for tax purposes.....         0       4,352
                                                                      --------     -------
              Net deferred taxes....................................  $      0     $(4,352)
                                                                      ========     =======

     As of December 31, 1996, the Company had a net operating loss carryforward of approximately $44,000 for federal tax purposes which is available to offset future taxable income, if any, through 2011. The Company has established a valuation allowance against this deferred asset.

     Pro forma income taxes -- The pro forma information presented in the statements of operations reflect pro forma income taxes assuming the Company was subject to federal and state income taxes in 1996 and 1995.

     Pro forma income taxes (benefit) amounted to $(62,600) in 1996 and $132,600 in 1995. The pro forma income taxes differs from the expected tax expense (benefit) (computed by applying the federal corporate tax rate of 34% to income before income taxes) as follows:

                                                                       1996         1995
                                                                     --------     --------
    Expected tax expense (benefit).................................  $(53,000)    $106,000
    State income tax, net of federal tax benefit...................    (9,600)      21,000
    Other..........................................................                  5,600
                                                                     --------     --------
                                                                     $(62,600)    $132,600
                                                                     ========     ========

6.  COMMITMENTS AND CONTINGENCIES

     Operating Lease -- The majority stockholder on behalf of the Company leases its office, under operating lease with initial term of five years with an option for an additional five years or a right of first refusal to purchase the building. Future minimum lease payments by year and in the aggregate, under noncancelable operating leases with initial or remaining lease terms in excess of one year, consisted of the following at December 31, 1996:

                             Year Ended December 31,
        ------------------------------------------------------------------
        1997..............................................................  $  42,019
        1998..............................................................     44,119
        1999..............................................................     46,326
        2000..............................................................     11,721
                                                                             --------
                                                                            $ 144,185
                                                                             ========

     Rent expense for the years ended December 31, 1996 and 1995 was $44,141 and $35,126, respectively.

7.  MAJOR CUSTOMERS

     Two customers accounted for approximately 33% and 17% of revenues for the year ended December 31, 1996, respectively, and 57% and 33% for the year ended December 31, 1995, respectively.

                           COMC, INC. AND SUBSIDIARY

8.  PENDING ACQUISITION

     In December 1996, the Company entered into a letter of intent to acquire a certain provider of interconnect services of voice and data for a cash payment of $1,000,000 and the issuance of 450,000 shares of common stock as well as payment of $960,000 over four years under employment and consulting agreements with its principals. Consummation of the transaction is contingent upon financing arrangements and the satisfactory completion of due diligence of the acquiree's affairs.

                                                                    ATTACHMENT A

Form BCA-10.30                      ARTICLES OF AMENDMENT     File #
(Rev.Jan 1995)
---------------------------------------------------------------------------------------------
George H. Ryan                                                SUBMIT IN DUPLICATE
Secretary of State
                                                              -------------------------------
Department of Business Services                               This space for use by Secretary
Springfield, IL 62756                                         of State
Tel. (217) 782-1832
                                                              Date
-------------------------------
Remit payment in check or                                     Franchise Tax $
money order, payable to                                       Filing Fee* $
"Secretary of State."                                         Penalty $
*The filing fee for articles
of amendment -- $25.00                                        Approved:

     CORPORATE NAME:
---------------------------------------------                    (Note 1)

     MANNER OF ADOPTION OF AMENDMENT:            The following amendment of the
                                                 Articles of Incorporation was
                                                 adopted on             , 19  in
                                                 the manner indicated below.
                                                 ("X" one box only)

     [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                              (Note 2)

     [ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                              (Note 3)

     [ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                              (Note 4)

     [ ] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                              (Notes 4&5)

     [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been by all the shareholders entitled to vote on this amendment.
                                                              (Note 5)

          i.     TEXT OF AMENDMENT:
     a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.
        Article I: The name of the corporation is:

        ------------------------------------------------------------------------
                                   (NEW NAME)
                 All changes other than name, include on page 2

                               TEXT OF AMENDMENT

     RESOLVED, that prior to the filing of this amendment, there were authorized for issuance 40,000,000 shares of Common Stock, par value $0.01, of which 12,498,107 shares of Common Stock were issued and outstanding; that the corporation wishes to (i) effectuate a one for four reverse stock split with respect to the issued and outstanding shares of Common Stock and (ii) authorize the issuance of Preferred Stock; and that to that end, ARTICLE V shall be amended to read as follows:

                                   ARTICLE V

          The aggregate number of shares which the corporation shall be authorized to issue shall be FIFTY MILLION (50,000,000) consisting of FORTY MILLION (40,000,000) shares of Common Stock, par value $0.01, and TEN MILLION (10,000,000) shares of Preferred Stock, par value $0.01. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series issuance of any shares. At 5:00 p.m. on the date of the filing of these Articles of Amendment to its Articles of Incorporation all issued and outstanding shares of Common Stock shall without further action by the holders thereof or the corporation be combined at the rate of 0.25 (twenty-five one hundredth) for one. No fractional shares shall be issued. All fractional shares shall be increased to the next higher whole number of shares.

     b. (If amendment affects the corporate purpose, the amended purpose is required to be set forth in its entirety. If there is not sufficient space to do so, add one or more sheets of this size.)

 ii. or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows: (If not applicable, insert "No change")

iii. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (If not applicable, insert "No change")

     (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (If not applicable, insert "No change")

                                                          BEFORE AMENDMENT     AFTER AMENDMENT
    Paid-in Capital...................................        $                   $
                                                          ----------------     ---------------

      (COMPLETE EITHER 6 OR 7 BELOW. ALL SIGNATURES MUST BE IN BLACK INK.)

iv. The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated _______ , 19 _____________________________________________________________
                         (Exact Name of Corporation at date of execution)

attested by _________________________________ by _______________________________
              (Signature of Secretary or            (Signature of President or
                  Assistant Secretary)                    Vice President)

________________________________________    ____________________________________
      (Type or Print Name and Title)           (Type or Print Name and Title)

v. If amendment is authorized pursuant to Section 10.10 by the incorporators must sign below, and type or print name and title.

                                       OR

     If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

     The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

     Dated __________, 19__

                                                                    ATTACHMENT B

     THIS PLAN AND AGREEMENT OF MERGER by and between COMC, INC., an Illinois corporation (herein sometimes called the "Illinois Corporation") and COMC, INC., a Delaware corporation (herein sometimes called the "Delaware Corporation")

                             W I T N E S S E T H :

     WHEREAS, the Illinois Corporation was incorporated by the filing of a Certificate of Incorporation in the office of the Secretary of State of the State of Illinois in December 1978 under the name Automedix Sciences, Inc., the total number of shares which it is authorized to issue is 40,000,000 shares of Common Stock and the total number of shares which are issued and outstanding is 12,498,107 shares of Common Stock (approximately 3,124,527 if a proposal for a four for one reverse stock split is approved by the Illinois Corporation's shareholders);

     WHEREAS, the Delaware corporation was incorporated on May   , 1997 under
the provisions of the General corporation Law of the State of Delaware; its registered office in Delaware is in the City of Dover, County of Kent; the total number of shares which it is authorized to issue is 40,000,000 Common Stock, par value $.01 per share and 10,000,000 shares of Preferred Stock; and

     WHEREAS, the laws of the State of Delaware and Illinois permit the merger of said corporations (herein sometimes called the "constituent corporations") into a single corporation; and

     WHEREAS, it is deemed advisable by the Board of Directors of each of the constituent corporations that the Delaware Corporation merge the Illinois Corporation into the Delaware Corporation;

     NOW, THEREFORE, it is agreed as follows:

     1. The Illinois corporation as of the Effective Date shall be and hereby is merged pursuant to Section 252 of the General corporation Law of the State of Delaware into the Delaware corporation. The Delaware Corporation shall be the surviving corporation and it shall continue and shall be deemed to continue for all purposes whatsoever after the merger with and into itself of the Illinois Corporation. For convenience, the Delaware corporation, as it shall exist as the surviving corporation after such merger, is hereinafter referred to as the "Corporation".

     2. The Merger shall become effective when this Agreement has been adopted by the Illinois corporation and by the Delaware corporation and appropriate documentation has been prepared and filed in accordance with the laws of the States of Illinois and Delaware. For operational, accounting and bookkeeping purposes, the time when the Merger shall become effective is referred to herein as the "Effective Date" shall be the date fixed in accordance with the laws of and the documentation filed with the state of incorporation of the Corporation.

     3. After the Effective Date, the Corporation shall be governed by the laws of the State of Delaware and its name shall continue to be COMC, Inc. The present Certificate of Incorporation of the Delaware Corporation shall continue to be the Certificate of Incorporation of the Corporation. The present By-Laws of the Delaware corporation shall be and remain the By-Laws of the Corporation and the existing By-Laws of the Illinois Corporation shall no longer be in effect. The directors an officers of the Delaware Corporation immediately prior to the Effective Date shall continue to be the directors of the Corporation upon the Effective Date.

     4. The 100 shares of stock of corporation which are outstanding immediately prior to the Effective Date shall be canceled. Each share of Common Stock of the Illinois corporation shall be converted into one share of Common Stock of the Corporation.

     5. Upon the Effective Date, the outstanding certificates for shares of the Illinois Corporation's Common Stock will, until replaced by the corporation, represent the same number of shares of Common Stock of the Corporation.

     6. This Agreement may be terminated and abandoned by action of the Board of Directors of the Illinois Corporation or the Delaware Corporation at any time prior to the Effective Date, for any reason whatsoever.

     7. This Agreement, upon its being authorized, adopted, approved, signed and acknowledged by each of the constituent corporations in accordance with the laws under which it is formed, and filed in the office of the Secretary of State of the State of Delaware, shall take effect and shall thereupon be deemed and taken to be the Agreement and act of merger and consolidation of the constituent corporations; and the organization and separate corporate existence of the Illinois Corporation, except in so far as it may be continued by statute, shall cease. The point of time at which the constituent corporations shall become a single corporation is herein referred to as the effective date of this Agreement.

     8. Upon the Effective Date all and singular, the rights, capacity, privileges, powers, franchises and authority of each of the constituent corporations, and all property real, personal and mixed, and all debts, obligations and liabilities, due to each of the constituent corporations on whatever account as well as for subscriptions for shares as for all other things, belonging to each of the constituent corporations shall be vested in the corporation; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectually the property of the corporation as though they were the property of the several and respective constituent corporations, and shall not revert or be in any way impaired by reason of the merger; provided however, that all rights of the creditors of the constituent corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of the respective constituent corporations shall thenceforth be attached to the corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the corporation.

     9. The Illinois corporation agrees that from time to time as when it shall be requested by the corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such other instruments and will take or cause to be taken such further or other action as the corporation may deem necessary or desirable in order to vest in and to confirm to the corporation title to all of the property, capacity, privileges, powers, franchises, authority, and immunities of the Illinois corporation and otherwise to carry out the intent and purposes of the Agreement.

     10. The corporation agrees that it may be served with process in the State of Delaware or in the State of Illinois, in any proceeding for enforcement of any obligation of the Illinois Corporation as well as for enforcement of any obligation of the Corporation arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in any
appraisal proceeding pursuant to Section      of the Illinois Business
Corporation Act and shall irrevocably appoint the Secretary of State of the State of Delaware as its agent in Delaware and the Secretary of State of the State of Illinois as its agent in Illinois to accept service of process in any such suit or other proceeding. The address to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware shall be c/o United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901, and by
the Secretary of State of the State of Illinois shall be                    .

     11. The Corporation hereby reserves the right to amend, alter, change or repeal any provisions contained in any of the articles of this Agreement or as the same may hereafter be amended, in the manner now or hereafter provided by the laws of the State of Delaware and all rights of the stockholders of the corporation are granted subject to this reservation.

     IN WITNESS WHEREOF, we have signed this Agreement this      day of
               , 1997.

                                          COMC, INC.
                                          (an Illinois corporation)

                                          By:
                                          --------------------------------------
                                            President

                                          COMC, INC.
                                          (a Delaware corporation)

                                          By:
                                          --------------------------------------
                                            President

                                                                    ATTACHMENT C

                          CERTIFICATE OF INCORPORATION

                                       OF

                                   COMC, INC.

     FIRST: The name of the Corporation is COMC, INC., a corporation formed in accordance with the General Corporation Law of Delaware.

     SECOND: The address of the Corporation's registered office in the State of Delaware is 15 East North Street, Dover, Delaware 19901. The registered agent at such address shall be United Corporate Services, Inc.

     THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH: (a) The aggregate number of shares which the Corporation shall have the authority to issue is 50,000,000, which are divided into 40,000,000 shares of Common Stock of par value of $.01 per share and 10,000,000 shares of Preferred Stock of a par value of $.01 per share.

     (b) PREFERRED STOCK. (1) Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designation, preferences and relative, optional and other special rights, and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (A) The distinctive designation of, and the number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (B) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred Stock of such series shall be paid, the extent of the preference or relations, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (C) The right, if any, of the holders of Preferred Stock of such series to convert the same into or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (D) Whether or not Preferred Stock of such series shall be subject to redemption, and the redemption price or prices and the prices and the time or times at which, and the terms and conditions on which, Preferred Stock of such series may be redeemed;

          (E) The rights, if any, of the holders of Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

          (F) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

          (G) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series or by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine.

     (2) The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case, be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in paragraph (b)(1) of this Paragraph FOURTH and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to paragraph (b)(1) of this Paragraph FOURTH that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting therein shall be required for the issuance of any or all other series of Preferred Stock.

     (3) Subject to the provisions of subparagraph 2 of this paragraph (b), shares of Common Stock or any series of Preferred Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

     (4) The authorized amount of shares of Common Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon. The total number of shares of stock which the corporation shall have authority to issue is 2,000,000 shares, par value $.01 per share.

     FIFTH:  The name and mailing address of the incorporator are as follows:

              Louis A. Brilleman
              292 Madison Avenue
              New York, NY 10017

     SIXTH: The original by-laws of the Corporation shall be adopted by the incorporator. Thereafter, the power to make, alter or repeal by-laws shall be in the Directors of the Corporation.

     SEVENTH: The business and affairs of the corporation shall be managed and directed by a Board of Directors, which may be comprised of a single director, the number of directors to be fixed by the by-laws.

     A director, or former director, shall not be liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under sec.174 of the General Corporation Law of the State of Delaware, pertaining to the liability of directors for unlawful payment of dividends or unlawful stock purchase or redemption; or (iv) for any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the undersigned hereby executes this document and affirms that the facts set forth herein are true under the penalties of perjury this 7th day of May 1997.

                                          /s/
                                          --------------------------------------
                                          Louis A. Brilleman, Incorporator

                                                                    ATTACHMENT D

                                    BY-LAWS
                                       OF
                                   COMC, INC.
                            (A DELAWARE CORPORATION)

                              ARTICLE I.  OFFICES

1.  OFFICE.

     The registered office of the corporation shall be located in the State of Delaware, County of New Castle, City of Wilmington, and the name of the registered agent at such office shall be United Corporate Services, Inc.

2.  ADDITIONAL OFFICES.

     The corporation may also have offices and places of business at such other places, within or without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require.

                           ARTICLE II.  STOCKHOLDERS

1.  CERTIFICATES REPRESENTING SHARES.

     Certificates representing shares shall set forth thereon the statements prescribed by any applicable provision of law and shall be signed by the Chairman of the Board of Directors, President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and may be sealed with the corporate seal or a facsimile thereof. The signature of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or its employee. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issue.

     A Certificate representing shares shall not be issued until the full amount of consideration therefor has been paid except as the General Corporation Law may otherwise permit.

     No Certificate representing shares shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the corporation, if the Board of Directors shall so require, of a bond of indemnity in such amount, upon such terms and secured by such surety as the Board of Directors may in its discretion require.

2.  FRACTIONAL SHARE INTERESTS.

     The corporation may issue certificates for fractions of a share where necessary to effect transactions authorized by the General Corporation Law which shall entitle the holder in proportion to his fractional holdings, to exercise voting rights, receive dividends and participate in liquidating distributions; or it may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined; or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

3.  SHARE TRANSFERS.

     Upon compliance with provisions restricting the transferability of shares, if any, transfers of shares of the corporation shall be made only on the share record of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes due thereon.

4.  RECORD DATE FOR STOCKHOLDERS.

     For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the resolution of the directors relating thereto is adopted. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment thereof, unless the directors fix a new record date under this paragraph for the adjourned meeting.

     MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term "share" or "shares" or "stockholder" or "stockholders" refers to an outstanding share or shares and to a holder or holders of record of outstanding shares when the corporation is authorized to issue only one class of shares, and said reference is also intended to include any outstanding share or shares and any holder or holders of record of outstanding shares of any class upon which or upon whom the Certificate of Incorporation confers such rights where there are two or more classes or series of shares or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares, one or more of which are limited or denied such rights thereunder.

5.  MEETINGS.

     TIME. The annual meeting shall be held on the date fixed, from time to time, by the directors, provided, that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the General Corporation Law confers the right to fix the date upon stockholders.

     PLACE. Annual meetings and special meetings shall be held at such place, within or without the State of Delaware, as the directors may, from time to time, fix. Whenever the directors shall fail to fix such place, or, whenever stockholders entitled to call a special meeting shall call the same, the meeting shall be held at the office of the corporation in the State of Delaware.

     CALL. Annual meetings may be called by the directors or by any officer instructed by the directors to call the meeting or by the President. Special meetings may be called in like manner except when the directors are required by the General Corporation Law to call a meeting, or except when the stockholders are entitled by said Law to demand the call of a meeting.

     NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER OF NOTICE. The notice of all meetings shall be in writing, shall state the place, date, and hour of the meeting, and shall state the name and capacity of the person issuing the same. The notice for a special meeting shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any other action which could be taken at a special meeting is to be taken at such annual meeting) state the purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally or by first class mail, not less than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, to each stockholder at his record address or at such other address which he may have furnished by notice in writing to the Secretary of the corporation. If a meeting is adjourned to another time or place, and if any announcement of the adjourned time or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the directors, after adjournment, fix a new record date for the adjourned meeting. Notice of a meeting need not be given to any stockholder who submits a signed waiver of notice, in person or by proxy, before or after the meeting. The attendance of a stockholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him.

     STOCKHOLDER LIST. There shall be prepared and made, at least ten days before every meeting of stockholders, a complete list of the stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the corporation, or to vote at any meeting of stockholders.

     CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by any one of the following officers -- the Chairman of the Board, if any, the President, a Vice President, or, if none of the foregoing is in office and present, by a chairman to be chosen by the stockholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as Secretary of the meeting, but if neither the Secretary nor Assistant Secretary is present, the chairman of the meeting shall appoint a Secretary of the meeting.

     PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of three years from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except as otherwise provided by the General Corporation Law.

     INSPECTORS OF ELECTION. The directors, in advance of any meeting, may appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed, the person presiding at the meeting may, and, on the request of any stockholder shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any stockholder entitled to vote thereat, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by him or them.

     QUORUM. Except as the General Corporation Law and these By-Laws may otherwise provide, the holders of a majority of the outstanding shares shall constitute a quorum at a meeting of stockholders for the transaction of any business. When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any stockholders. The stockholders present may adjourn the meeting despite the absence of a quorum.

     VOTING. Each share shall entitle the holder thereof to one vote. In the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the Certificate of Incorporation or the General Corporation Law prescribe a different proportion of votes.

6.  STOCKHOLDER ACTION WITHOUT MEETINGS.

     Any action required to be taken, or any action which may be taken, at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of the outstanding stock having not less than one-half ( 1/2) of the votes entitled to vote thereon had there been an actual meeting and they were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and shall be delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

                        ARTICLE III.  BOARD OF DIRECTORS

1.  FUNCTIONS AND DEFINITIONS.

     The business of the corporation shall be managed by its Board of Directors. The word "director" means any member of the Board of Directors. The use of the phrase "entire board" herein refers to the total number of directors which the corporation would have if there were no vacancies.

2.  QUALIFICATIONS AND NUMBER.

     Each director shall be at least eighteen years of age. A director need not be a stockholder.

     The initial Board of Directors shall consist of one (1) person. Thereafter, the number of directors constituting the entire board may be fixed from time to time by action of the directors or of the stockholders. The number of directors may be increased or decreased by action of directors or stockholders, provided that any action of the directors to effect such increase or decrease shall require the vote of a majority of the entire board. No decrease shall shorten the term of any incumbent directors.

3.  ELECTION AND TERM.

     Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. In the interim between annual meetings of stockholders or of special meetings of stockholders called for the election of directors, newly created directorships and any vacancies in the Board of Directors, including vacancies resulting from the removal of directors for cause or without cause, may be filled by the vote of the remaining directors then in office, although less than a quorum exists.

4.  MEETINGS.

     TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

     PLACE. Meetings shall be held at such place within or without the State of Delaware as shall be fixed by the Board.

     CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, or the President, or of a majority of the directors in office. A regular meeting should be held quarterly.

     NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place of special meetings shall be given to each director twenty-four hours prior to the meeting. The notice of any meeting need not specify the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

     QUORUM AND ACTION. A majority of the entire Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided such majority shall constitute at least one-third of the entire Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as otherwise provided herein or in any applicable provision of law, the vote of a majority of the directors present at the time of the vote at a meeting of the Board, if a quorum is present at such time, shall be the action of the Board.

     CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present, shall preside at all meetings. Otherwise, the President, if present, or any other director chosen by the Board, shall preside.

5.  REMOVAL OF DIRECTORS.

     Any or all of the directors may be removed for cause or without cause by the stockholders.

6.  COMMITTEES OF DIRECTORS.

     The Board of Directors may, by resolution passed by a majority of the entire Board, designate from their number one or more directors to constitute an Executive Committee which shall possess and may exercise all the powers and authority of the Board of Directors in the management of the affairs of the corporation between meetings of the Board (except to the extent prohibited by applicable provisions of the General Corporation Law), and/or such other committee or committees, which, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All such committees shall serve at the pleasure of the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

7.  CONFERENCE TELEPHONE.

     Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Such participation shall constitute presence in person at such meeting.

8.  ACTION IN WRITING.

     Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action, and the resolution and the written consents thereto are filed with the minutes of the proceedings of the Board or committee.

                             ARTICLE IV.  OFFICERS

1.  EXECUTIVE OFFICERS.

     The directors may elect or appoint a Chairman of the Board of Directors, a President, one or more Vice Presidents (one or more of whom may be denominated "Executive Vice President"), a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers as they may determine. Any two or more offices may be held by the same person.

2.  TERM OF OFFICE; REMOVAL.

     Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next meeting of stockholders and until his successor has been elected and qualified. The Board of Directors may remove any officer for cause or without cause.

3.  AUTHORITY AND DUTIES.

     All officers, as between themselves and the corporation, shall have such authority and perform such duties in the management of the corporation as may be provided in these By-Laws, or, to the extent not so provided, by the Board of Directors.

4.  THE PRESIDENT.

     The President shall be the chief executive officer of the corporation. Subject to the direction and control of the Board of Directors, he shall be in general charge of the business and affairs of the corporation.

5.  VICE PRESIDENTS.

     Any Vice President that may have been appointed, in the absence or disability of the President shall perform the duties and exercise the power of the President, in the order of their seniority, and shall perform such other duties as the Board of Directors shall prescribe.

6.  THE SECRETARY.

     The Secretary shall keep in safe custody the seal of the corporation and affix it to any instrument when authorized by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors.

7.  THE TREASURER.

     The Treasurer shall have the care and custody of the corporate funds, and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the corporation as may be ordered by the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, the Treasurer shall give the corporation a bond for such term, in such sum and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

                         ARTICLE V.  BOOKS AND RECORDS

     The books of the corporation may be kept within or without the State of Delaware, at such place or places as the Board of Directors may, from time to time, determine. Any of the foregoing books, minutes, or records

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

may be in written form or in any other form capable of being converted into written form within a reasonable time.

                          ARTICLE VI.  CORPORATE SEAL

     The corporate seal, if any, shall be in such form as the Board of Directors shall prescribe.

                           ARTICLE VII.  FISCAL YEAR

     The fiscal year of the corporation shall be as fixed by the Board of Directors.

                      ARTICLE VIII.  CONTROL OVER BY-LAWS

     The stockholders entitled to vote in the election of directors or the directors may amend or repeal the By-Laws and may adopt new By-Laws.

                             ARTICLE IX.  INDEMNITY

     Any person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, join venture, trust or other enterprise (including employee benefit plans) (hereinafter an "indemnitee"), shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such indemnitee in connection with such action, suit or proceeding, if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The termination of the proceeding, whether by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe such conduct was unlawful.

     Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including employee benefit plans) shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification than permitted prior thereto), against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court in which such suit or action was brought, shall determine upon application, that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court shall deem proper.

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

     All reasonable expenses incurred by or on behalf of the indemnitee in connection with any suit, action or proceeding, may be advanced to the indemnitee by the corporation.

     The rights to indemnification and to advancement of expenses conferred in this section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     The indemnification and advancement of expenses provided by this section shall continue as to a person who has ceased to be a director officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     If any provision of this Article is determined to be unenforceable in whole or in part, such provision shall nonetheless be enforced to the fullest extent permissible it being the intent of this Article to provide indemnification to all persons eligible hereunder to the fullest extent permitted under law. Accordingly, if the law is changed in any way, whether by act of the Legislature or by a court, these provisions shall be deemed amended to include such changes.

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

                                                                    ATTACHMENT E

                           ILLINOIS RIGHT TO DISSENT

SECTION 11.65.  RIGHT TO DISSENT.

     (a) A shareholder of a corporation is entitled to dissent from, and obtain payment for his or her shares in the event of any of the following corporate actions:

          (1) consummation of a plan of merger or consolidation or a plan of share exchange to which the corporation is a party of;

             (i) shareholder authorization is required for the merger or consolidation or the share exchange by Section 11.20 or the articles of incorporation; or

             (ii) the corporation is a subsidiary that is merged with its parent or another subsidiary under Section 11.30;

          (2) consummation of sale, lease or exchange of all, or substantially all, of the property and assets of the corporation other than in the usual and regular course of business;

          (3) an amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

             (i) alters or abolishes a preferential right of such shares;

             (ii) alters of abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of such shares; or

          (4) any other corporate action taken pursuant to a shareholder vote if the articles of incorporation, by-laws, or a resolution of the board of directors provide that shareholders are entitled to dissent and obtain payment for their shares in accordance with the procedures set forth in
     Section 11.70 or as may be otherwise provided in the articles, by-laws or resolution.

     (b) A shareholder entitled to dissent and obtain payment for his or her shares under this Section may not challenge the corporate action creating his or her entitlement unless the action is fraudulent with respect to the shareholder or the corporation or constitutes a breach of a fiduciary duty owed to the shareholder.

     (c) A record owner of shares may assert dissenter's rights as to fewer than all the shares recorded in such person's name only if such person dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the record owner asserts dissenter's rights. The rights of a partial dissenter are determined as if the shares as to which dissent is made and other shares were recorded in the names of different shareholders. A beneficial owner of shares who is not the record owner may assert dissenters' rights as to shares held on such person's behalf only in the beneficial owner submits to the corporation the record owner's written consent to the dissent before or at the same time the beneficial owner asserts dissenters' rights. Amended by P.A. 85-1269, eff. Jan. 1, 1989.

SECTION 11.70.  PROCEDURE TO DISSENT.

     (a) If the corporate action giving rise to the right to dissent is to be approved at meeting of shareholders, the notice of meeting shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to the meeting, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to vote on the transaction and to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if he or she delivers to the corporation before the vote is taken a written demand for payment for his or her shares is the proposed action is consummated, and the shareholder does not vote in favor of the proposed action.

     (b) If the corporate action giving rise to the right to dissent is not to be approved at a meeting of shareholders, the notice to shareholders describing the action taken under Section 11.30 or Section 7.10 shall inform the shareholders of their right to dissent and the procedure to dissent. If, prior to or concurrently with the notice, the corporation furnishes to the shareholders material information with respect to the transaction that will objectively enable a shareholder to determine whether or not to exercise dissenters' rights, a shareholder may assert dissenters' rights only if he or she delivers to the corporation within 30 days from the date of mailing the notice a written demand for payment for his or her shares.

     (c) Within 10 days after the date on which the corporate action giving rise to the right to dissent is effective or 30 days after the shareholder delivers to the corporation the written demand for payment, whichever is later, the corporation shall sen each shareholder who has delivered a written demand for payment a statement setting forth the opinion of the corporation as to the estimated fair value of the shares, the corporation's latest balance sheet as of the end of a fiscal year ending not earlier than 16 months before the delivery of the statement, together with the statement of income for that year and the latest available interim financial statements, and either a commitment to pay for the shares of dissenting shareholder at the estimated fair value thereof upon transmittal to the corporation of the certificate or certificates, or other evidence of ownership, with respect to the shares, or instructions to the dissenting shareholder to sell his or her shares within 10 days after delivery of the corporation's statement to the shareholder. The corporation may instruct the shareholder to sell only if there is public market for the shares at which the shares may be readily sold. If the shareholder does not sell within that 10 day period after being so instructed by the corporation, for purposes of this Section the shareholder shall be deemed to have sold his or her shares at the average closing price of the shares, if listed on a national exchange, or the average of the bid and asked price with respect to the shares quoted by a principal market maker, if not listed on a national exchange, during that 10 day period.

     (d) A shareholder who makes written demand for payment under this Section retains all other rights of a shareholder until those rights are canceled or modified by the consummation of the proposed corporate action. Upon consummation of that action, the corporation shall pay to each dissenter who transmits to the corporation the certificate of other evidence of ownership of the shares the amount the corporation estimates to be the fail value of the shares, plus accrued interest, accompanied by a written explanation of how the interest was calculated.

     (e) If the shareholder does not agree with the opinion of the corporation as to the estimated fair value of the shares or the amount of interest due, the shareholder, within 30 days from the delivery of the corporation's statement of value, shall notify the corporation in writing of the shareholder's estimated fair value and amount of interest due and demand payment for the difference between the shareholder's estimate of fair value and interest due and amount of the payment by the corporation or the proceeds of sale by the shareholder, whichever is applicable because of the procedure for which the corporation opted pursuant to subsection (c).

     (f) If, within 60 days from delivery to the corporation of the shareholder notification of estimate of fair value of the shares and interest due, the corporation and the dissenting shareholder have not agreed in writing upon the fair value of the shares and interest due, the corporation shall either pay the difference in value demanded by the shareholder, with interest, or file a petition in the circuit court of the county in which either the registered office or the principal office of the corporation is located, requesting the court to determine the fair value of the shares and interest due. The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding as an action against their shares and all parties shall be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law. Failure of the corporation to commence an action pursuant to this Section shall not limit or affect the right of the dissenting shareholders to otherwise commence an action as permitted by law.

     (g) The jurisdiction of the court in which the proceeding is commenced under subsection (f) by a corporation is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision of the question of fair value. The appraisers have the power described in the order appointing them, or in any amendment to it.

     (h) Each dissenter made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds that the fair value or his or her shares, plus interest, exceeds the amount paid by the corporation of the proceeds of sale by the shareholder, whichever amount is applicable.

     (i) The court, in a proceeding commenced under subsection (f), shall determine all costs of the proceeding, including the reasonable compensation and expenses of the appraiser, if any, appointed by the court under subsection (g), but shall exclude the fees and expenses of counsel and experts for the respective parties. If the fair value of the shares as determined by the court materially exceeds the amount which the corporation estimated to be the fair value of the shares or if not estimate was made in accordance with subsection
(c), then all or any part of the costs may be assessed against he corporation. If the amount which any dissenter estimated to be the fair value of the shares materially exceeds the fair value of the shares as determined by the court, then all or any part of the costs may be assessed against that dissenter. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable, as follows:

          (1) Against the corporation and in favor of any or all dissenters if the court finds that the corporation did not substantially comply with the requirements of subsection (a), (b), (c), (d) or (f).

          (2) Against either the corporation or a dissenter and in favor of any other party if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this Section.

     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated and the fees for those services should not be assessed against the corporation, the court may award to the counsel reasonable fees to be paid out of the amounts awarded to the dissenters who are benefitted. Except as otherwise provided in this Section, the practice, procedure, judgment and costs shall be governed by the Code of Civil Procedure.

     (j) As used in this Section;

          (1) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the consummation of the corporate action to which the dissenter objects excluding any appreciation or depreciation in anticipation of the corporate action, unless exclusion would be inequitable.

          (2) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans, or, if none, at a rate that is fair and equitable under all the circumstances.

                                        3